UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Office and Zip Code)

Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan

(Full Title of the Plan)

Laurence L. Betterley

Chief Financial Officer

Cardiovascular Systems, Inc.

651 Campus Drive

St. Paul, Minnesota 55112-3495

(651) 259-1600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Ranum, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock awards and issuable upon exercise of awards granted under the Amended and Restated 2007 Equity Incentive Plan	450,000	$10.31	$4,639,500	$531.69

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to antidilution provisions of the plan.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on July 10, 2012, as quoted on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statements on Form S-8, Reg. Nos. 333-158755, 333-160609, 333-168682 and 333-175703 are incorporated herein by reference, except for, in each case, Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

99.1*	Amended and Restated 2007 Equity Incentive Plan

99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan

99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan

99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by Cardiovascular Systems, Inc. (File No. 333-158755) on April 24, 2009.

**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 13, 2012.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (principal executive officer)	July 13, 2012
David L. Martin

/s/ Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)	July 13, 2012
Laurence L. Betterley

*	Director	July 13, 2012
Edward Brown

*	Director	July 13, 2012
Brent G. Blackey

*	Director	July 13, 2012
John H. Friedman

*	Director	July 13, 2012
Augustine Lawlor

*	Director	July 13, 2012
Glen D. Nelson

*	Director	July 13, 2012
Leslie Trigg

* By:	/s/ Laurence L. Betterley
Laurence L. Betterley, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

99.1*	Amended and Restated 2007 Equity Incentive Plan

99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan

99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan

99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by Cardiovascular Systems, Inc. (File No. 333-158755) on April 24, 2009.

**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.